As filed with the Securities and Exchange Commission on February 1, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MERRIMACK PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3210530
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

2011 Stock Incentive Plan

(Full Title of the Plan)

Robert J. Mulroy

President and Chief Executive Officer

Merrimack Pharmaceuticals, Inc.

One Kendall Square, Suite B7201

Cambridge, Massachusetts 02139

(Name and Address of Agent for Service)

(617) 441-1000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.01 par value per share	3,353,882 shares	$6.125	(2)	$20,542,527.25	(2)	$2,802.01

(1)                                 In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                             Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on January 28, 2013.

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2011 Stock Incentive Plan of Merrimack Pharmaceuticals, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective.  Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-180996, filed with the Securities and Exchange Commission on April 27, 2012 by the Registrant, relating to the Registrant’s 1999 Stock Option Plan, as amended, 2008 Stock Incentive Plan, as amended, and 2011 Stock Incentive Plan, except for Item 8, Exhibits, with respect to which the Exhibit Index immediately preceding the exhibits attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 1st day of February, 2013.

MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ Robert J. Mulroy
Robert J. Mulroy
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Merrimack Pharmaceuticals, Inc., hereby severally constitute and appoint Robert J. Mulroy and William A. Sullivan, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Merrimack Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Mulroy	President, Chief Executive Officer and Director	February 1, 2013
Robert J. Mulroy	(Principal Executive Officer)

/s/ William A. Sullivan	Chief Financial Officer and Treasurer	February 1, 2013
William A. Sullivan	(Principal Financial and Accounting Officer)

/s/ Gary L. Crocker	Chairman of the Board	February 1, 2013
Gary L. Crocker

/s/ James van B. Dresser	Director	February 1, 2013
James van B. Dresser

/s/ Gordon J. Fehr	Director	February 1, 2013
Gordon J. Fehr

/s/ John Mendelsohn, M.D.	Director	February 1, 2013
John Mendelsohn, M.D.

/s/ Sarah E. Nash	Director	February 1, 2013
Sarah E. Nash

/s/ Michael E. Porter, Ph.D.	Director	February 1, 2013
Michael E. Porter, Ph.D.

/s/ James H. Quigley	Director	February 1, 2013
James H. Quigley

/s/ Anthony J. Sinskey, Sc.D.	Director	February 1, 2013
Anthony J. Sinskey, Sc.D.

EXHIBIT INDEX

Exhibit No.	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant
4.2(2)	Amended and Restated Bylaws of the Registrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant
24.1	Powers of Attorney (included on the signature pages to the Registration Statement)
99.1(2)	2011 Stock Incentive Plan

(1)                                 Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-180996) and incorporated herein by reference.

(2)                                 Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-175427), and incorporated herein by reference.